                                                                    EXHIBIT 99.1

                              EMPLOYMENT AGREEMENT

     This AGREEMENT is made as of the 31st day of January, 2006, by and between
Novelos Therapeutics, Inc., a Delaware corporation, with its principal office in
Newton, Massachusetts (the "Company"), and Harry Palmin of Boston, Massachusetts
(the "Executive").

                                   WITNESSETH

     WHEREAS, the Company and the Executive desire to set forth the terms and conditions on which, from and after the Effective Date, (i) the Company shall employ the Executive, (ii) the Executive shall render services to the Company, and (iii) the Company shall compensate the Executive for such services;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the Company and the Executive (individually a "Party" and together the
"Parties") agree as follows:

1.   EMPLOYMENT

     1.1. TERM OF EMPLOYMENT. This Agreement shall be effective on January 1,
2006 (the "Effective Date") and end at the close of business on the second anniversary of the Effective Date (the "Initial Term"); provided, however, that the Initial Term shall thereafter be automatically extended for additional one-year periods (together with the Initial Term, the "Term") unless either the
Company or the Executive gives the other written notice at least 90 days prior to the then-scheduled expiration of the Term that such Party is electing not to so extend the Term. Notwithstanding the foregoing, the Term shall end on the date on which the Executive's employment is terminated by either Party in accordance with the provisions herein.

     1.2. TITLE AND RESPONSIBILITIES. The Executive shall serve the Company as
President, Chief Executive Officer and a Director. In such positions, the
Executive shall have the duties, responsibilities and authorities as determined and designated from time to time by the board of directors of the Company, including, without limitation, management authority with respect to, and responsibility for, the overall day-to-day business and affairs of the Company.
The Executive shall serve under the direction and supervision of, and report to, the board of directors. Notwithstanding the above, the Executive shall not be required to perform any duties and responsibilities which would result in noncompliance with or violation of any applicable law or regulation.

2.   COMPENSATION AND BENEFITS. The compensation and benefits payable to the
     Executive under this Agreement shall be as follows:

     2.1. SALARY. For all services rendered by the Executive to the Company, the
Executive shall be entitled to receive a base salary at the rate of $225,000 per year beginning January 1, 2006. The Executive's base salary shall be reviewed annually by the compensation committee of the board of directors, with the first review no later than January 1, 2007, and shall be subject to increase from time to time as approved by the compensation committee of the board of directors. In addition, if the compensation committee of the board of directors increases the
Executive's

annual base salary, such increased annual base salary shall become a floor below which such annual base salary shall not fall without the Executive's written consent. The Executive's salary shall be payable in periodic installments in accordance with the Company's usual practice for its senior executives.

     2.2. BONUS. The compensation committee of the board of directors shall determine, on an annual basis, the amount of any bonus to be paid to the
Executive.

     2.3. REGULAR BENEFITS. The Executive shall also be entitled to participate in any and all employee benefit plans, medical insurance plans, disability income plans, retirement plans, bonus incentive plans, and other benefit plans from time to time in effect for senior executives of the Company. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable policies of the Company and (iii) the discretion of the board of directors of the Company or any administrative or other committee provided for in or contemplated by such plan.

     2.4. BUSINESS EXPENSES. The Company shall reimburse the Executive for all reasonable travel and other business expenses incurred by the Executive in the performance of his duties and responsibilities, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by the Company.

     2.5. VACATION. The Executive shall be entitled to 4 weeks of paid vacation per year, to be taken at such times and intervals as shall be determined by the
Executive consistent with his responsibilities.

3.   SERVICE.

     3.1. EXTENT OF SERVICE. The Executive shall, subject to the direction and supervision of the board of directors, devote his full time, best efforts and business judgment, skill and knowledge to the advancement of the Company's interests and to the discharge of his duties and responsibilities hereunder;
provided, however, that nothing herein shall be construed as preventing the
Executive from:

          (a) investing his assets in such form or manner as shall not require any material services on his part in the operations or affairs of the companies or the other entities in which such investments are made;

          (b) serving on the board of directors of any company, provided that he obtains the prior approval of a majority of the board of directors and shall not be required to render any material services with respect to the operations or affairs of any such company; or

          (c) engaging in religious, charitable or other community or non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

4.   TERMINATION BY THE COMPANY FOR CAUSE.

     4.1. TERMINATION BY COMPANY. The Executive's employment hereunder may be

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terminated by the Company, without further liability on the part of the Company, effective immediately, by the board of directors for Cause (as such term is defined in Section 4.2) by written notice to the Executive setting forth in reasonable detail the nature of such Cause, provided that the board of directors has complied with the provisions of Section 4.3.

     4.2. CAUSE. Termination for "Cause" shall mean:

          (a) gross neglect of duties for which employed (other than on account of a medically determinable disability which renders the Executive incapable of performing such services);

          (b) committing fraud, misappropriation or embezzlement in the performance of duties as an employee of the Company;

          (c) conviction or guilty or nolo plea of a felony or misdemeanor involving moral turpitude; or

          (d) willfully engaging in conduct materially injurious to the Company or violating a covenant contained in this Agreement.

     4.3. TERMINATION PROCEDURE. In each case, in determining Cause the alleged acts or omissions of the Executive shall be measured against standards prevailing in the industry generally and the ultimate existence of Cause must be confirmed by a majority of the board of directors (excluding the Executive) at a meeting prior to any termination therefor. In the event of such a confirmation by two-thirds or more of the board of directors, the Company shall notify the
Executive that the Company intends to terminate the Executive's employment for
Cause under this Section 4 (the "Confirmation Notice").

     4.4. TERMINATION OF OBLIGATIONS. In the event of termination pursuant to
Section 4, all obligations of the Company under this Agreement, other than the
Company's obligations under the provisions of COBRA, shall terminate as of the date specified in the Confirmation Notice, but vested rights of the parties hereunder as of such date shall not be affected.

5.   TERMINATION BY THE EXECUTIVE

     5.1. TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The Executive shall be entitled to terminate his employment hereunder for Good Reason (as defined in
Section 5.3) effective immediately by giving written notice to the board of directors. Upon any such termination, the Executive shall be entitled to receive the benefits set forth in Section 6.

     5.2. OTHER VOLUNTARY TERMINATION BY THE EXECUTIVE. The Executive may
effect, upon thirty (30) days prior written notice to the Company, which notice may be waived by the Company, a Voluntary Termination of his employment hereunder. A "Voluntary Termination" shall mean a termination of employment by the Executive on his own initiative other than a termination for Good Reason. If the Executive's employment is so terminated due to Voluntary Termination, the
Executive shall be entitled to his base salary up to the date of termination.
Provision of medical benefits shall be in accordance with the provisions of
COBRA.

                                      -3-

     5.3. GOOD REASON. For purposes of this Agreement, the term "Good Reason"
shall mean any of the following:

          (a) the failure of the board of directors of the Company to elect the
     Executive to the offices of President and Chief Executive Officer, or to continue the Executive in such offices;

          (b) the failure by the stockholders of the Company to continue to elect the Executive to the board of directors of the Company;

          (c) the failure by the Company to pay compensation as provided for in
     Sections 2.1, 2.2 or 2.3, which failure is not cured within five (5)
     business days after notice by the Executive to the Company except for across the board cuts applicable to all officers of the Company on an equal percentage basis; provided that such reduction is approved by the board of directors of the Company;

          (d) relocation of Executive's principal place of employment to a location beyond 50 miles of Newton, Massachusetts;

          (e) there occurs any reduction of base salary or material reduction in other benefits or any material change by the Company to the Executive's function, duties, authority, or responsibilities in effect on the date hereof or as set forth in this Agreement, which change would cause the
     Executive's position with the Company to become one of lesser responsibility, importance, or scope from the position and attributes thereof in effect on the date hereof or as set forth in this Agreement (and any such material change shall be deemed a continuing breach of this
     Agreement); and

          (f) a material breach by the Company of any of the other provisions of this Agreement which failure or breach shall have continued for thirty (30)
     days after written notice from the Executive to the Company specifying the nature of such failure or breach.

     5.4. TERMINATION BY THE COMPANY WITHOUT CAUSE. The Executive's employment with the Company may be terminated without cause by a majority of the board of directors of the Company on thirty (30) days prior written notice to the
Executive, provided, however, that the Company shall have the obligation upon any such termination to make the payments to the Executive provided for under
Section 6 of this Agreement.

6.   CERTAIN TERMINATION BENEFITS. In the event of termination pursuant to
Section 5.1 or 5.4, the Executive shall be entitled to each of the following benefits:

     6.1. EARNINGS TO DATE OF TERMINATION. An amount equal to the sum of (a)
base salary or other compensation earned through the date of termination, plus
(b) the Executive's pro rata share (based on the portion of the fiscal year during which the Executive was employed) of the average of the annual bonus paid during the two fiscal years preceding the termination of employment (the
"Pre-Termination Compensation").

     6.2. PAYMENT OF REMAINING SALARY OBLIGATION. For a period of eleven (11)
months following the date of the Executive's termination, the Executive shall continue to receive the

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installments of base salary set forth in Section 2.1, payable when and as if the
Executive had continued to be employed by the Company.

     6.3. OPTION ACCELERATION AND EXERCISE. Fifty percent (50%) of the
Executive's unvested options shall vest, and all vested options held by the
Executive shall remain exercisable for a period ending on the first anniversary of termination.

     6.4. BENEFIT CONTINUATION. For the eleven (11) month period subsequent to the date of termination, the Executive shall continue to receive the disability and medical benefits described in Section 2.3 existing on the date of termination at the level in effect on, and at the same out-of-pocket cost to the
Executive as of, the date of termination.

     The Company's obligation to make payments pursuant to this Section 6 shall
(i) be conditioned upon the Executive's execution of a release in favor of the
Company and its affiliates in the form attached hereto as Exhibit B (which the
Company agrees to execute and deliver simultaneously).

7.   DEATH, DISABILITY. The Executive's employment shall terminate immediately upon the death or Disability of the Executive. "Disability" means Executive's failure by reason of sickness, accident or physical or mental disability to substantially perform the duties and responsibilities of his employment with the
Company for a period of ninety (90) consecutive days. In the event of termination under this Section 7, the Executive or his estate shall receive the
Executive's Pre-Termination Compensation as defined in Section 6.1, and fifty percent (50%) of the Executive's unvested options shall vest and all vested options held by the Executive shall remain exercisable for a period ending of the first anniversary of termination.

8.   CHANGE OF CONTROL

     8.1. DEFINITION. A "Change of Control" means (i) the sale of all or substantially all of the assets or issued and outstanding capital stock of the
Company, (ii) merger or consolidation involving the Company in which stockholders of the Company immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than fifty percent (50%) in voting power of capital stock or other equity interests of such surviving corporation or entity outstanding immediately after such merger or consolidation, or (iii) a change, without the approval of the board of directors, in the composition of the board of directors such that directors who were serving as of the date of this Agreement cease to constitute a majority of the board of directors.

     8.2. OPTION VESTING ACCELERATION UPON CHANGE OF CONTROL. If a Change of
Control occurs while the Executive is employed by the Company, then, whether or not the Executive is terminated in connection with the Change of Control and notwithstanding any contrary or inconsistent provision of any option granted to the Executive by the Company, the unvested options held by the Executive immediately before such Change of Control shall vest upon such Change of Control and remain exercisable in accordance with the terms of this Agreement and such options.

                                      -5-

     8.3. SECTION 280G. In the event it shall be determined that any amount paid to the Executive upon a Change of Control (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the "Excise
Tax"), then the Executive shall receive an additional payment (a "Gross-Up
Payment") in an amount such that, after payment by the Executive of all taxes, including without limitation, any income, employment and excise taxes imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up
Payment equal to the Excise Tax imposed upon the Payment, subject to the following: the Executive shall not pay any Excise Tax without the prior written consent of the Company, which shall not be unreasonably withheld (provided that the Company shall pay any penalty imposed on the Executive because of any delay in paying any Excise Tax caused solely by the Company's failure to grant its consent), and in the event that the Executive receives any notice of audit from the Internal Revenue Service, shall promptly so inform the Company, and shall thereafter cooperate with the Company in connection with any dispute or other proceedings before the Internal Revenue Service, any other governmental authority and/or any court proceedings concerning the assessment of any Excise
Tax or the applicability of Section 4999 to any Payment. The Company shall at its election be entitled to control the conduct of such a dispute or other proceeding insofar as it relates to the assessment of any Excise Tax or the applicability of Section 4999 to any Payment, provided, that the Company shall bear and pay directly all costs and expenses of such dispute and shall indemnify and hold the Executive harmless for any Excise Tax imposed on a Payment thereunder.

9.   CONFIDENTIAL INFORMATION. The Executive shall not disclose to any other
Person (except as required by applicable law or in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any confidential information of either Company obtained by him incident to his employment with the Company. The term "confidential information"
includes, without limitation, financial information, technical information, designs, business plans, customers, vendors, prospects and opportunities (such as lending relationships, financial product developments, or possible acquisitions or dispositions of business or facilities) which have been discussed or considered by the management of the Company but does not include any information which has become part of the public domain by means other than the Executive's nonobservance of his obligations hereunder. The provisions of this Section 9 shall survive for a period of five years following the termination of this Agreement.

10.  NON-COMPETITION. In the event of termination, the Executive shall not, for a period of one (1) year after termination, directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent, or independent contractor of any company or business organization, (a) engage in any business activity which is directly or indirectly in competition with the business of the
Company in the area of developing, manufacturing, licensing and distributing oxidized glutathione based compounds for the treatment of cancer and hepatitis
("Competitive Activity") or (b) solicit or contact in connection with, or in furtherance of, a Competitive Activity any of the Company's employees, consultants, agents, suppliers, customers, or prospects that were such with respect to the Company at any time during the one year immediately preceding the date of termination or that become such with respect to the Company at any time during the three (3) months immediately following the date of termination. The provisions of this Section 10 shall survive the termination of this Agreement.
The Executive represents and warrants that the covenant imposed by this Section
10 would not cause him an undue hardship.

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11.  NO MITIGATION; NO OFFSET. In the event of any termination of employment under this Agreement, the Executive shall be under no obligation to seek other employment or to mitigate damages, and there shall be no offset against any amounts due to the Executive under this Agreement for any reason, including, without limitation, on account of any remuneration attributable to any subsequent employment that the Executive may obtain. Any amounts due under this
Agreement are in the nature of severance payments or liquidated damages, or both, and are not in the nature of a penalty.

12.  SPECIFIC PERFORMANCE. The Executive agrees that any breach of Sections 9 or
10 of this Agreement by the Executive could cause irreparable damage and that in the event of such breach the Company shall have, in addition to any and all remedies available at law or in equity, the right to an injunction, specific performance or other equitable relief to prevent the violation of the
Executive's obligations hereunder.

13.  MISCELLANEOUS.

     13.1. CONFLICTING AGREEMENTS. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder shall not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

     13.2. DEFINITION OF "PERSON". For purposes of this Agreement, the term
"Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

     13.3. WITHHOLDING. All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under applicable law.

     13.4. ARBITRATION.

          (a) Except for claims of fraud or intentional misrepresentation which shall be filed in a state or federal court in The Commonwealth of
     Massachusetts, the Executive's ongoing relationship with the Company that is not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted in Boston, Massachusetts before a single arbitrator (the "Arbitrator") and shall be conducted in accordance with the American Arbitration Association Rules and Procedures
     unless specifically modified herein.

          (b) The parties covenant and agree that the arbitration shall commence within 90 days of the date on which a written demand for arbitration is filed by any party hereto. In connection with the arbitration proceeding, the Arbitrator shall have the power to order the production of documents by each party and any third-party witnesses. In addition, each party may take up to six depositions as of right, and the Arbitrator may in his or her discretion allow additional depositions upon good cause shown by the moving party. There shall be no interrogatories or requirements for or response to requests for admission but the parties may require production of documents.
     In connection with any arbitration, each party shall provide to the other, no later than seven (7) business days before the date

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     of the arbitration, the identity of all persons that may testify at the arbitration and a copy of all documents that may be introduced at the arbitration or considered or used by a party's witnesses or experts. The
     Arbitrator's decision and award shall be made and delivered within six (6)
     months of the selection of the Arbitrator. The Arbitrator's decision shall set forth a reasoned basis for any award of damages or finding of liability. The Arbitrator shall not have power to award damages in excess of actual compensatory damages and shall not multiply actual damages or award punitive damages or any other damages that are specifically excluded under this Agreement, and each party hereby irrevocably waives any claim to such damages in connection with any such arbitration.

          (c) The parties covenant and agree that they will participate in the arbitration in good faith and that they will (i) bear their own attorneys'
     fees, costs and expenses in connection with the arbitration, and (ii) share equally in the fees and expenses charged by the Arbitrator. Any party unsuccessfully refusing to comply with an order of the Arbitrator shall be liable for costs and expenses, including reasonable attorneys' fees, incurred by the other party in enforcing the award. In the case of temporary or preliminary injunctive relief any party may proceed in court prior to, during or after arbitration for the purpose of avoiding immediate and irreparable harm or to enforce its rights under any non-competition covenants; provided, that the right to equitable relief by a court is not intended to derogate from this arbitration procedure.

     13.5. ASSIGNMENT; SUCCESSORS AND ASSIGNS, ETC. Neither the Company nor the
Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party and without such consent any attempted transfer or assignment shall be null and of no effect; provided, however, that the Company may assign its rights under this Agreement without the consent of the Executive in the event either
Company shall hereafter effect a reorganization, consolidate with or merge into any other Person, or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, and their respective successors, executors, administrators, heirs and permitted assigns. In the event of the
Executive's death prior to the completion by the Company of all payments due his under this Agreement, the Company shall continue such payments to the
Executive's beneficiary designated in writing to the Company prior to his death
(or to his estate, if he fails to make such designation).

     13.6. ENFORCEABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     13.7. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

                                      -8-

     13.8. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the
Executive at the last address the Executive has filed in writing with the
Company or, in the case of the Company, at its main office, attention of the board of directors.

     13.9. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Company.

     13.10. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or proving any provision of this Agreement it shall not be necessary to produce more than one such counterpart. A signature sent by telecopy or facsimile transmission shall be as valid and binding upon a Party as an original signature of such Party.

     13.11. GOVERNING LAW. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of The Commonwealth of Massachusetts.

                                    * * * * *

                                      -9-

     IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized officer, and by the Executive, as of the date first above written.

                                               NOVELOS THERAPEUTICS, INC.

                                               By: /s/ Michael Doyle
                                                   -----------------
                                               Name: Michael Doyle
                                               Title: Chairman of the
                                               Compensation Committee

                                               EXECUTIVE:

                                               /s/ Harry Palmin
                                               ----------------
                                               Harry Palmin

                                      -10-

                                    EXHIBIT B

                                     RELEASE

     In consideration of the undertakings by Novelos Therapeutics, Inc. (the
"Company") set forth in the Employment Agreement with the undersigned (the
"Employee") dated January 31, 2006, to which this Release is attached as an exhibit (the "Employment Agreement") and for other good and valuable consideration, the receipt of which is hereby acknowledged, Employee, on behalf of himself, his successors, heirs, administrators, executors, assigns, agents, representatives, and all those in privity with him, releases and forever discharges the Company, all of its present and former officers, directors, employees, servants, agents, representatives, shareholders, successors, assigns, and beneficiaries, (collectively, the "Company Releases"), of and from any and all claims, charges, complaints, causes of action, demands, obligations, liabilities, damages, attorneys fees, expenses, and costs of any kind which
Employee now has or ever had arising out of his employment by the Company
("Released Claims"), including but not limited to any causes of action or claims arising under or based on the National Labor Relations Act, as amended; the
Civil Rights Act of 1886, 42 U.S.C. ss. 1981; Section 2 of the Civil Rights Act
of 1871, 42 U.S.C. ss. 1985(c); Title VII of the Civil Rights Act of 1964, 42
U.S.C. ss. 2000a et seq., as amended by the Equal Employment Opportunity Act of
1972, 42 U.S.C. ss. 2000e et seq. and the Civil Rights Act of 1991, 42 U.S.C.
ss. 1981a et seq.; the Equal Pay Act of 1963, 29 U.S.C. ss.206(d); the
Rehabilitation Act of 1973, as amended by the Americans With Disabilities Act and the 1991 Civil Rights Act, 29 U.S.C. ss.ss. 706(8), 791, 793, 794, 794a; the
Americans with Disabilities Act of 1990, as amended by the Civil Rights Act of
1991, 42 U.S.C. ss. 12101 et seq.; the Age Discrimination in Employment Act
("ADEA") of 1967, 29 U.S.C. ss. 621 et seq.; Executive Order No. 11246, 3 C.F.R.
1964, reprinted as amended in 42 U.S.C. ss. 2000e; Massachusetts General Laws chapter 151B; Massachusetts General Laws chapter 31; and any other state, federal or municipal equal employment opportunity law, statute, public policy, order, ordinance, or regulation, and any other federal or state law, statute, order, public policy, or regulation affecting or relating to the claims or rights of employees, and any and all Released Claims sounding in tort or contract or otherwise, which Employee had, now has, or claimed to have, known or unknown, against the Company Releasees; provided, however, the foregoing release shall not relate to any obligations of the Company arising under (i) the
Employment Agreement relating to the payment of severance and other post-termination payments, (ii) any equity award granted by the Company to the
Employee, (iii) the 401(k) plan or similar retirement benefit plan of the
Company and any agreements thereunder, or (iv) any statute, provision of the
Company's certificate of incorporation or by-laws or insurance or other agreement providing indemnification rights to Employee in connection with his services as an officer of the Company.

---------------------------------------
Harry Palmin

Dated:               , 20
      --------------     -----

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